UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2017

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1807 Ross Avenue, 4th Floor Dallas, Texas 75201		c/o InfraREIT, Inc. 1900 North Akard Street Dallas, Texas 75201
(Address of Principal Executive Offices, Including Zip Code)		(Mailing Address, Including Zip Code)

Registrant’s telephone number, including area code: (214) 855-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2017, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), which is a subsidiary of InfraREIT, Inc. (“InfraREIT” and, together with its subsidiaries, the “Company”), entered into a term loan credit agreement (the “Credit Agreement”) with Canadian Imperial Bank of Commerce, New York Branch (“CIBC”) and Mizuho Bank, Ltd. (collectively, the “Lenders”), as lenders, joint lead arrangers and joint bookrunners, and CIBC, as administrative agent, pursuant to which, subject to the conditions set forth in the Credit Agreement, the Lenders committed to provide a senior secured term loan credit facility in an aggregate principal amount of $200.0 million (the “Term Loan Facility”). The Company intends to use the proceeds from the Term Loan Facility for general corporate purposes and to repay the borrowings outstanding under SDTS’s existing revolving credit facility.

The Term Loan Facility matures on June 5, 2020. The interest rate for the Term Loan Facility is based, at SDTS’s option, at a rate equal to either (1) a base rate, determined as the greatest of (a) the administrative agent’s prime rate, (b) the federal funds effective rate plus 0.5% and (c) LIBOR plus 1.00% per annum, plus a margin of 0.25% per annum or (2) LIBOR plus a margin of 1.25% per annum. SDTS is entitled to prepay amounts outstanding under the Term Loan Facility with no prepayment penalty. The Term Loan Facility is also subject to required prepayments upon the occurrence of certain events.

The Term Loan Facility is secured, on the same basis as SDTS’s other secured debt, by substantially all of SDTS’s transmission and distribution assets, its leases, certain accounts and the equity interests in SDTS held by Transmission and Distribution Company, L.L.C., which is a subsidiary of InfraREIT. InfraREIT is not obligated directly or contingently with respect to the Term Loan Facility.

The Credit Agreement contains customary representations and warranties of SDTS and also contains customary events of default and covenants that include (but are not limited to) a debt to capitalization ratio (calculated on a consolidated basis with Sharyland Utilities, L.P., the Company’s sole tenant (“Sharyland”)), a debt service coverage ratio, restrictions on the ability to sell or otherwise transfer assets or enter into any line of business other than the business of the transmission and distribution of electric power and the provision of ancillary service, as well as certain restrictions on the payment of dividends. These covenants are subject to various exceptions set forth in the Credit Agreement. The Credit Agreement also contains restrictions on the amount of indebtedness that Sharyland may incur and other restrictions on, and covenants applicable to, Sharyland.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Term Loan Credit Agreement, dated as of June 5, 2017, among Sharyland Distribution & Transmission Services, L.L.C., the several lenders from time to time parties thereto and Canadian Imperial Bank of Commerce, New York Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: June 6, 2017	By:	/s/ Stacey H. Doré
Stacey H. Doré
Senior Vice President and General Counsel

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Term Loan Credit Agreement, dated as of June 5, 2017, among Sharyland Distribution & Transmission Services, L.L.C., the several lenders from time to time parties thereto and Canadian Imperial Bank of Commerce, New York Branch, as administrative agent.

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